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                         BARRETT RESOURCES CORPORATION              Exhibit 21
                        Subsidiaries of the Registrant

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Name of Company                                           State of Incorporation
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
Alarado Corporation..............................................Delaware
Alarado (Denver) Company.........................................Colorado
Bargath, Inc.....................................................Colorado
Barrett Fuels Corporation........................................Delaware
Barrett Resources International Corporation......................Delaware
Barrett Resources (PAC I) Corporation............................Kansas
Barrett Resources (PAC II) Corporation...........................Kansas
Barrett Resources (Peru) Corporation.............................Delaware
BGP Inc. ........................................................Delaware
Grand Valley Gathering System (joint venture)....................Colorado
Plains Petroleum Company.........................................Delaware
Plains Petroleum Gathering Company...............................Delaware
Plains Petroleum Operating Company...............................Delaware

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All of the subsidiaries named above are included in the consolidated financial statements of the Registrant included herein.